NUMBER	SHARES

PRO FINANCIAL HOLDINGS, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

COMMON STOCK

THIS CERTIFIES THAT _______________________________________

is the owner of:

____________ Shares

OF FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF PRO FINANCIAL HOLDINGS, INC.

$0.01 PAR VALUE PER SHARE

The shares represented by this Certificate are transferable only on the stock transfer books of Pro Financial Holdings, Inc. by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this Certificate properly endorsed. This Certificate, and the shares represented hereby, are issued and shall be held subject to all the provisions of the Articles of Incorporation of Pro Financial Holdings, Inc., and any amendments thereto (copies of which are on file with the Corporate Secretary of Pro Financial Holdings, Inc. and the Secretary of State of the State of Florida) to all of which provisions the holder by acceptance hereof assents. The shares evidenced by this Certificate are not of an insurable type and are not insured by the Federal Deposit Insurance Corporation.

IN WITNESS WHEREOF, Pro Financial Holdings, Inc. has caused this Certificate to be executed by the signature of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated: ___________, 2007

SEAL
________________________
________________, President	______________, Secretary